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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2002


                         FIRSTPLUS Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)

           NEVADA                         0-27750              75-2561085
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)


1349 Empire Central, Suite 1300           Dallas     Texas          75247
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (214) 231-7600


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


Item 1. Change in Control of Registrant.
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On June 28, 2002, CL Capital  Lending,  LLC, a Texas limited  liability  company
("Capital Lending"), acquired 25,639 shares of Series D Convertible Preferred Stock (the "Series D Preferred") of FIRSTPLUS Financial Group, Inc. (the "Company"). The sale of Series D Preferred to Capital Lending was unanimously approved by the Board of Directors of the Company, with the exception of Daniel
T. Phillips, Chairman and Chief Executive Officer of the Company, who abstained from the vote because of his affiliation with Capital Lending. See "Item 2. Acquisition or Disposition of Assets," below. The Series D Preferred is convertible into 46,150,200 shares of the Company's common stock at the option of Capital Lending on or after the first anniversary date of the issuance of the Series D Preferred, but votes with the common stock prior to conversion. As a result of the foregoing transaction, Capital Lending acquired control of the Company and now holds approximately 51% of the outstanding voting securities of the Company. In connection with the transaction, the Company agreed to expand its Board of Directors to seven members. Consequently, George T. Davis, a significant shareholder of the Company, and Jack Roubinek, the founder of Capital Lending, have become members of the Board of Directors. Mr. Davis also agreed to serve as Vice President--Investor Relations for the Company. The name of the Company will not change as a result of this transaction, nor should this transaction impact trading of the Company's shares. Because the Company was previously delisted from trading on the New York Stock Exchange, there is no
requirement  for  a  shareholder  vote  for  this  transaction.   See  "Item  2.
Acquisition or Disposition of Assets," below.

Item 2.  Acquisition or Disposition of Assets.
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On June  28,  2002,  the  Company  acquired  (the  "Acquisition")  42.3%  of the outstanding limited liability company interests (the "LLC Interest") of Capital Lending. The aggregate purchase price paid by the Company for the LLC Interest was 25,639 shares of Series D Preferred of the Company.

In August 2001, the Company invested seed capital for a one-third profits interest in Capital Lending. In connection with the above described transaction, the profits interest was converted to an equity interest in Capital Lending. Mr. Phillips provided consulting advice and direction to Capital Lending in connection with its formation and development and, for such services, an affiliate of Mr. Phillips received a one-third profits interest in Capital Lending. As a result of the transaction, and after accounting for certain employee interests, the Company will hold a 40.2% equity interest in Capital Lending, and a trust controlled by Mr. Roubinek will hold a 27.4% interest. Mr. Phillips' affiliate's interest will be 27.4%.

The terms of the Series D Preferred provide that neither Capital Lending, nor any of its affiliates or assigns, will be entitled to any of the Company's rights in the cash flow from the derivative interests in mortgage-backed or asset-backed securitization transactions (the "Residuals") of FIRSTPLUS Financial, Inc. ("FPFI"), which has been set aside for the benefit of the creditors and current shareholders of the Company in a trust (the "Trust"). The beneficiary of the Trust is the Company, for the benefit of its shareholders and creditors, but excluding Capital Lending and its affiliates and assigns. The Trust has been formed and is managed by George T. Davis, as trustee. During the term of the Trust, the trustee will distribute to the Company all of the net income from the Trust. Capital Lending will not have the right to alter or amend the Trust. Capital Lending will not receive any extraordinary benefits as a holder of the Series D Preferred, or as a holder of common stock issued to Capital Lending upon conversion of the Series D Preferred. Capital Lending will share with the Company's other shareholders in any distributions made by the Company to its shareholders, with the exception of distributions made from the Trust.

As a requirement of the transaction, the Company received a fairness opinion from Business Valuation Services ("BVS") as to the fairness to the Company's shareholders, from a financial point of view, of the interest in Capital Lending acquired by Company in exchange for the Series D Preferred and the other consideration paid. BVS valued Capital Lending in a range from approximately $9 million to $11 million. A copy of the fairness opinion is attached as an exhibit to this Form 8-K.

Capital Lending is a Texas limited liability company formed in August 2001. It is in the business of providing lending institutions with access to a loan origination system that has the ability to allow the underwriting of loans using the institution's existing lending criteria, while at the same time capturing data to qualify loans for a credit enhancement program, on a loan-by-loan basis, which, without such credit enhancement, the institution could not otherwise offer.

Item 7.  Financial Statements and Exhibits.
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     (a)  Financial statements of business acquired.

          Financial statements of Capital Lending, LLC are not yet available. CL Capital Lending, LLC is a startup entity. The valuation of CL Capital Lending, LLC was based upon, among other things, the present worth of anticipated future net cash flows generated by the business. Any financial statements required by this Item 7(a) will be completed and filed by amendment to this Form 8-K Current Report within 60 days after the date this Form 8-K Current Report is required to be filed with the Securities and Exchange Commission.

     (b)  Pro forma financial information.

          The pro forma  financial  statements  of the Company  required by this
          Item 7(b) are not yet available. The Company expects that the pro forma financial statements will be completed and filed by amendment to this Form 8-K Current Report within 60 days after the date this Form 8-K Current Report is required to be filed with the Securities and Exchange Commission.

     (c)  Exhibits.

          The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

          2.1 Purchase Agreement, dated June 28, 2002, between CL Capital Lending, LLC and FIRSTPLUS Financial Group, Inc.

          3.1 FIRSTPLUS Financial Group, Inc. Amended and Restated Bylaws, dated June 28, 2002.

          4.1 Second Amendment to Rights Agreement, dated June 27, 2002, by and between FIRSTPLUS Financial Group, Inc. and Mellon Investor Services LLC (formerly Chasemellon Shareholder Services, L.L.C.).

          4.2 Certificate of Designation Establishing Series D Convertible Preferred Stock of FIRSTPLUS Financial Group, Inc.

          99.1 Press Release of FIRSTPLUS Financial Group, Inc., dated as of July 1, 2002.

          99.2 Fairness Opinion of Business Valuation Services, dated June 24, 2002.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   FIRSTPLUS FINANCIAL GROUP, INC.


Dated:  July 15, 2002              By:      /s/ Daniel T. Phillips
                                           -------------------------------------
                                           Daniel T. Phillips
                                           President and Chief Executive Officer



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                                  Exhibit Index
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2.1  Purchase  Agreement,  dated June 28, 2002, between CL Capital Lending,  LLC and FIRSTPLUS Financial Group, Inc.

3.1 FIRSTPLUS Financial Group, Inc. Amended and Restated Bylaws, dated June 28, 2002.

4.1 Second Amendment to Rights Agreement, dated June 27, 2002, by and between FIRSTPLUS Financial Group, Inc. and Mellon Investor Services LLC (formerly Chasemellon Shareholder Services, L.L.C.).

4.2 Certificate of Designation Establishing Series D Convertible Preferred Stock of FIRSTPLUS Financial Group, Inc.

99.1 Press Release of FIRSTPLUS Financial Group, Inc., dated as of July 1, 2002.

99.2 Fairness Opinion of Business Valuation Services, dated June 24, 2002.